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ALL AMERICAN SEMICONDUCTOR, INC. AND SUBSIDIARIES                                                     EXHIBIT 11.1
COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)

QUARTERS  ENDED MARCH 31                                                             1997                     1996
------------------------------------------------------------------------------------------------------------------
PRIMARY EARNINGS PER SHARE:
--------------------------


NET INCOME.......................................................           $     302,000            $     161,000
                                                                            =============            =============
WEIGHTED AVERAGE SHARES:
   Common shares outstanding.....................................              19,665,378               19,743,600
   Common share equivalents......................................                  32,412                  697,831
                                                                            -------------            -------------
   Weighted average number of common shares and
      common share equivalents outstanding.......................              19,697,790               20,441,431
                                                                            =============            =============

PRIMARY EARNINGS PER COMMON SHARE................................                    $.02                     $.01
                                                                                     ====                     ====

FULLY DILUTED EARNINGS PER SHARE:
---------------------------------

NET INCOME.......................................................           $     302,000            $     161,000
                                                                            =============            =============

WEIGHTED AVERAGE SHARES:
   Weighted average number of common shares and
      common share equivalents outstanding.......................              19,697,790               20,441,431
   Additional options not included above.........................                       -                        -
                                                                            -------------            -------------
   Weighted average number of common shares
      outstanding as adjusted....................................              19,697,790               20,441,431
                                                                            =============            =============

FULLY DILUTED EARNINGS PER COMMON SHARE..........................                    $.02                     $.01
                                                                                     ====                     ====
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